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                                                                     Exhibit 5.1


                                January 13, 2000


BigStar Entertainment, Inc.
19 Fulton Street
5th Floor
New York, New York 10038

Ladies and Gentlemen:

                  At your request, we are rendering this opinion in connection with the proposed issuance pursuant to the BigStar Entertainment, Inc. 1998 Stock Option and Incentive Plan, 1999 Stock Option and Incentive Plan and 1999 Employee Stock Purchase Plan (each, a "Plan"), of up to 271,600, 864,920, and 300,000 shares, respectively (the "Shares"), of common stock, $0.001 par value ("Common Stock"), of BigStar Entertainment, Inc., a Delaware corporation (the "Company").

                  We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and
(c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

                  Based on such examination, we are of the opinion that the Shares of Common Stock issuable by the Company pursuant to each Plan are duly authorized shares of Common Stock, and, when issued in accordance with the provisions of the applicable Plan, will be validly issued, fully paid, and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement on Form S-8. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                         Very truly yours,


                                         /s/ Orrick, Herrington & Sutcliffe LLP